EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Diebold, Incorporated:

We consent to the incorporation by reference in the Registration Statement (No.33-32960) on Form S-8 of Diebold, Incorporated of our report dated June 27, 2005, relating to the financial statements of the Diebold, Inc. 401(k) Savings Plan as of and for the years ended December 31, 2004 and 2003, and the related supplemental schedules, which report appears in the December 31, 2004 annual report on Form 11-K of Diebold, Incorporated.

/s/KPMG LLP
KPMG LLP

Cleveland, Ohio
June 27, 2005